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                                                                   EXHIBIT 12.2

               Caterair International Corporation and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
     (Unaudited with respect to the six months ended June 30, 1996 and 1997)
                             (Dollars in Thousands)

                                                                  Year Ended December 31,                  Six Months Ended June 30,
                                                ---------------------------------------------------------   ---------------------
                                                     1992        1993        1994        1995        1996        1996        1997
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------
Fixed charges:
   Interest expense                                   N/A         N/A         N/A       4,979      18,450       9,537       8,926
   Implicit interest in rent                          N/A         N/A         N/A       2,239       8,900       4,570       4,306
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------

   Total fixed charges                                N/A         N/A         N/A       7,218      27,350      14,107      13,232
                                                =========   =========   =========   =========   =========   =========   =========

Earnings:
   Earnings from continuing operations
     before provision for income taxes                 --          --          --       3,064      16,101       6,849       8,544
   Fixed charges                                      N/A         N/A         N/A       7,218      27,350      14,107      13,232
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------

   Earnings, as defined                               N/A         N/A         N/A      10,282      43,451      20,956      21,776
                                                =========   =========   =========   =========   =========   =========   =========

Ratio of earnings to fixed charges                    N/A         N/A         N/A         1.4         1.6         1.5         1.6
                                                =========   =========   =========   =========   =========   =========   =========

Deficiency of earnings                                 --          --          --         N/A         N/A         N/A         N/A
                                                =========   =========   =========   =========   =========   =========   =========